Exhibit 99.1

NEWS RELEASE FOR INFORMATION CONTACT:

Glimcher Realty Trust 180 East Broad Street Columbus, Ohio 43215 www.glimcher.com

Mark E. Yale	Lisa A. Indest
Executive V.P., CFO	V.P., Finance and Accounting
(614) 887-5610	(614) 887-5844
myale@glimcher.com	lindest@glimcher.com

FOR IMMEDIATE RELEASE
Monday, September 14, 2009

GLIMCHER ANNOUNCES OFFERING OF COMMON SHARES

COLUMBUS, Ohio - September 14, 2009 — Glimcher Realty Trust (NYSE: GRT), announced today that it has commenced an offering of approximately $80 million of its common shares for sale to the public. The Company expects to grant the underwriters an option to purchase up to 15 percent of additional common shares.

The Company intends to use the net proceeds for general corporate purposes, which may include, among other things, reducing the outstanding principal amount under its credit facility.

Goldman, Sachs & Co. is serving as sole bookrunning manager for the offering and KeyBanc Capital Markets Inc. will act as joint-lead. The common shares will be sold pursuant to a prospectus supplement and accompanying prospectus filed as part of an existing shelf registration statement filed with the Securities and Exchange Commission on Form S-3 that is effective. Any offer of common shares will be made by means of the prospectus supplement and accompanying prospectus. When available, copies of the prospectus supplement and accompanying prospectus can be obtained by contacting: Goldman, Sachs & Co., Attn: Prospectus Department, 85 Broad Street, New York, NY 10004, or by faxing (212) 902-9316, calling toll-free (866) 471-2526, or emailing prospectus-ny@ny.email.gs.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Glimcher:

Glimcher Realty Trust, a real estate investment trust, is a recognized leader in the ownership, management, acquisition and development of malls, which includes enclosed regional malls and open-air lifestyle centers as well as community centers.

Glimcher Realty Trust’s common shares are listed on the New York Stock Exchange under the symbol “GRT.”  Glimcher Realty Trust’s Series F and Series G preferred shares are listed on the New York Stock Exchange under the symbols “GRT-F” and “GRT-G,” respectively.  Glimcher Realty Trust is a component of both the Russell 2000® Index, representing small cap stocks, and the Russell 3000® Index, representing the broader market.

Forward Looking Statements

This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy.  Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements.  Risks and other factors that might cause differences, some of which could be material, include, but are not limited to, economic and market conditions, tenant bankruptcies, bankruptcies of JV partners, rejection of leases by tenants in bankruptcy, financing and development risks, construction and lease-up delays, cost overruns, the level and volatility of interest rates, the rate of revenue increases versus expense increases, the financial stability of tenants within the retail industry, the failure of the Company to make additional investments in regional mall properties and redevelopment of properties, the failure to acquire properties as and when anticipated, the failure to fully recover tenant obligations for CAM, taxes and other property expenses,  failure of the Company to qualify as real estate investment trust, termination of existing JV arrangements, conflicts of interest with our existing JV partners, the failure to sell mall and community centers and the failure to sell such properties when anticipated, the failure to achieve estimated sales prices and proceeds from the sale of malls,  increases in impairment charges, additional impairment charges, as well as other risks listed from time to time in the Company’s reports filed with the Securities and Exchange Commission or otherwise publicly disseminated by the Company.